                                                                      EXHIBIT 21

                           CLARCOR INC. SUBSIDIARIES

                            AS OF FEBRUARY 19, 1997

                                                        JURISDICTION OF
                                                        INCORPORATION OR                    PERCENT OF
                NAME                                      ORGANIZATION                      OWNERSHIP
------------------------------------                    ----------------                    ----------
CLARCOR Consumer Products, Inc.                         Delaware                                100%
  J.L. Clark, Inc.                                      Delaware                                100%
  Clark Europe, Inc.                                    Delaware                                100%
CLARCOR Filtration Products, Inc.                       Delaware                                100%
  Airguard Industries, Inc.                             Kentucky                                100%
  Baldwin Filters, Inc.                                 Delaware                                100%
     Baldwin Filters N.V.                               Belgium                                 100%*
     Baldwin Filters Limited                            United Kingdom                          100%*
     Baldwin South Africa, Inc.                         Delaware                                100%
       Baldwin-Unifil S.A.                              South Africa                             70%
     Hastings Filters, Inc.                             Delaware                                100%
       Hastings Filters Ltd. Canada                     Canada                                  100%
  Baldwin Filters (Aust.) Pty.
     Limited                                            Australia                                50%
  Clark Filter, Inc.                                    Delaware                                100%
  Filtros Baldwin de Mexico                             Mexico                                   90%
CLARCOR International, Inc.                             Delaware                                100%
  Baldwin-Weifang Filters Ltd.                          China                                    60%
CLARCOR Foreign Sales Corporation                       Virgin Islands                          100%
CLARCOR Trading Company                                 Delaware                                100%*

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* Direct or indirect